UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/04/2006

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montreal, Quebec, Canada, H2L 2R5

(Address of principal executive offices, including zip code)

(303) 277-6661 / (514) 521-1786
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

The Audit Committee of the Board of Directors of Molson Coors Brewing Company, in consultation with its independent counsel, has carefully reviewed the complaint received in the third quarter of 2005 referred to and summarized in the Company's previous filings. The Audit Committee's independent counsel has reviewed and discussed with the staff of the Securities and Exchange Commission the various findings of an approximately 12-month long investigation conducted by independent counsel to the Audit Committee. The Audit Committee has determined, after thoroughly reviewing the facts, and in consultation with its independent counsel, to conclude the investigation. In concluding the investigation, the Audit Committee determined that the various matters referred to in the complaint were without merit.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: October 05, 2006	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer